ARTICLES OF MERGER
                                       OF
                              THEATER XTREME, INC.,
                            (a Delaware corporation)
                                      into
                          BF ACQUISITION GROUP II, INC.
                             (a Florida corporation)

         ARTICLES OF MERGER between Theater Xtreme, Inc., a Delaware corporation ("Theater"), and BF Acquisition Group II, Inc., a Florida corporation ("BF").

         Under ss.607.1105 of the Florida Business Corporation Act (the "Act"), Theater and BF adopt the following Articles of Merger.

         1. The Agreement and Flan of Merger dated February 11th, 2005 ("Plan of Merger"), between Theater and BF was approved and adopted by the shareholders of Theater on January 27, 2005 and was adopted by the shareholders of BF on January 25, 2005.

         2. Under the Plan of Merger, all issued and outstanding shares of capital stock of Theater will be acquired by means of a merger of Theater into BF with BF as the surviving corporation ("Merger"). The Articles of Incorporation of BF shall be the Articles of Incorporation of the surviving corporation except that upon the effectiveness of the Merger, the name of the surviving corporation shall be changed from BF Acquisition Group II, Inc. to Theater Xtreme Entertainment Group, Inc.

         3. The Plan of Merger is attached as Exhibit A and incorporated by reference as if fully set forth.

         Under ss.607.1105(l)(b) of the Act, the date and time of the effectiveness of the Merger shall be on the filing of these Articles of Merger with the Secretary of State of Florida.

         IN WITNESS WHEREOF, the parties have set their hands on February 11, 2005.

ATTEST:                                 THEATER XTREME, INC.,
                                        a Delaware corporation

By:      /s/ Juley Dricken              By: /s/ Scott Oglum
   ---------------------------             ----------------------------
                                                Scott Oglum, President



ATTEST:                                 BF ACQUISITION GROUP II, INC.,
                                        a Florida corporation

By:      /s/Michael D. Queen            By: /s/ William R. Colucci
   ---------------------------             ----------------------------
                                                William R. Colucci, President